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                                                                   EXHIBIT 3.144

                                   BY-LAWS OF

                        U-HAUL CO. OF TIDEWATER VIRGINIA

                             A Virginia Corporation

                                    ARTICLE I

                                                            DATE: April 10, 1970

SECTION 1. Offices:

The principal office of the corporation in the state of Virginia shall be located in the city of Virginia Beach. The corporation may have such other offices either within or without the state of Virginia as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II

                                  STOCKHOLDERS

SECTION 1. Annual Meeting:

The annual meeting of the shareholders of the corporation shall be held on the Third Monday of March of each year, at the office of the corporation in the state of Virginia or otherwise as provided in the notice of said meeting. The purpose of said annual meeting shall be for the election of directors and for the purpose of transacting such other business as may be brought before said meeting. The Board of Directors may change the time and place of the annual meeting provided such change of time and place be preceded by a notice of such change to all stockholders of record. If said day of the annual meeting is a legal holiday, then said meeting shall be held on the next ensuing day not a holiday.

SECTION 2. Notice of Shareholders Meeting:

Written or printed notice stating the place, day and hour of the meeting and, in case of special meeting, the purposes for which the meeting is called, shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer of persons calling the meeting, to such shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer book of the corporation, with postage thereon prepaid. Provided, however, that notice of any meeting of shareholders whether regular or special, may be waived either before, at or after such meeting.

SECTION 3. Special Meetings:

Special meetings of the shareholders may be called by the President, the Board of Directors, or the holders of not less than one-tenth of all the

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shares entitled to vote at the meeting, All meetings of the shareholders may be held within or without the state of Virginia. Notice of the special meetings will be had as provided under Section 2 of this Article.

SECTION 4. Voting:

Voting at all shareholders meetings. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized Attorney in Fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided by the proxy.

SECTION 5. Quorum Requirements:

A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If less than a majority of the outstanding shares are represented at a meeting, the majority of the shares so represented may adjourn the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called.

SECTION 6. Tellers:

At all meetings of shareholders, the Chairman may appoint three tellers who shall act as inspectors of elections and determine the validity of the proxies and press upon the qualifications of all persons offering to vote at each meeting and count the ballots. The election shall be by secret ballot, or in case there is only one nomination for a certain office, the election may be by acclamation. Each shareholder of record shall be entitled to one vote for each share of stock held by him.

SECTION 7. Order of Business:

        1st. All persons claiming to hold proxies shall present them to the tellers for verification.

        2nd.     Proof of due notice of meeting when applicable.

        3rd.     Reading and disposal of all unapproved minutes.

        4th.     Reports of officers and committees.

        5th.     Election of Directors.

        6th.     Unfinished business.

        7th.     New business.

        8th.     Adjournment.

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                                   ARTICLE III

                               BOARD OF DIRECTORS

SECTION 1. Number and Term of Officers:

A board of three (3) Directors shall be chosen annually by the stockholders at their annual meeting. The holders of the majority of the outstanding shares of stock entitled to vote may at any time pre-emptorily terminate the term of office of all or any of the Directors by a vote at a meeting called for such purposes. Such removal shall be effective immediately even if successors are not elected simultaneously and the vacancies on the Board of Directors resulting therefrom shall be filled by the stockholders, or by the Board of Directors as provided in Section 2 hereof.

SECTION 2. Vacancies:

In case of any vacancy among the Directors through death, resignation, disqualification or other cause, the remaining Directors though less than a quorum, shall by vote of a majority of their number elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant.

SECTION 3. Regular Meetings:

After the adjournment of the annual meeting of the stockholders of the company, the newly elected Directors shall meet for the purpose of organization, the election of officers, and the transaction of such other business as may come before said meeting. No notice shall be required for such meeting. The meeting may be held within or without the state of Virginia.

SECTION 4. Special Meeting:

Special meetings of the Board of Directors shall be held at the place specified called therefor, and notice thereof. Said special meeting of the Board of Directors may be called at any time by the President or by any two members of the Board giving written notice thereof to the President of said corporation, or said special meeting may be called without notice by unanimous written consent of all the members by the presence of all the members of said board at any such meeting. The special meetings of the Board of Directors may be held within or without the state of Virginia.

SECTION 5. Quorum:

A majority of the Board of Directors shall constitute a quorum for the transaction of business, except where otherwise provided by statute or by these By-Laws, but if any meeting of the Board be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained.

SECTION 6. Order of Business:

The Board of Directors may from time to time, determine the order of business at their meetings. The usual order of business at such meetings shall be as follows:

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        1st.     Roll call; a quorum being present.

        2nd.     Reading of minutes of preceding meeting and action thereon.

        3rd.     Consideration of communications of the Board of Directors.

        4th.     Reports of officials and committees.

        5th.     Unfinished business.

        6th.     Miscellaneous business.

        7th.     New business.

        8th.     Adjournment.

                                   ARTICLE IV

                              POWERS OF DIRECTORS

SECTION 1. Generally:

The Government in control of the corporation shall be vested in the Board of Directors.

SECTION 2. Special Powers:

The Board of Directors shall have, in addition to its other powers the express right to exercise the following powers:

        1. To purchase, lease, and acquire, in any lawful manner any and all real or personal property including franchises, stocks, bonds and debentures of other companies, business and good will, patents, trade-marks in contracts, and interests thereunder, and other rights and proprieties which in their judgment may be beneficial for the purpose of this corporation, and to issue shares of stock of this corporation in payment of such property, and in payment for services rendered to this corporation, when they deem it advisable.

        2. To fix and determine and to vary, from time to time, the amount or amounts to be set aside or retained as reserve funds or as working capital of this corporation.

        3. To issue notes and other obligations or evidences of the debt of this corporation, and to secure the same, if deemed advisable, and endorse and guarantee the notes, bonds, stocks, and other obligations of other corporations with or without compensation for so doing, and from time to time to sell, assign, transfer or otherwise dispose of any of the property of this corporation, subject, however, to the laws of the state of Virginia, governing the disposition of the entire assets and business of the corporation as a going concern.

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        4.       To declare and pay dividends, both in the form of money and stock, but only from the surplus or from the net profit arising from the business of this corporation, after deducting therefrom the amounts, at the time when any dividend is declared which shall have been set aside by the Directors as a reserve fund or as a working fund.

                                    ARTICLE V

SECTION 1. Committees:

From time to time the Board of Directors, by affirmative vote of a majority of the whole Board may appoint any committee or committees for any purpose or purposes, and such committee or committees shall have and may exercise such powers as shall be conferred or authorized by the resolution of appointment. Provided, however, that such committee or committees shall at no time have more power than that authorized by the Virginia statutes regulating the appointment of committees.

                                   ARTICLE VI

                                    OFFICERS

SECTION 1. Officers:

And the officers of the corporation shall consist of a President, Vice-President, Secretary and Treasurer, and such other officers as shall from time to time be provided for by the Board of Directors. Such officers shall be elected by ballot or unanimous, acclamation at the meeting of the Board of Directors after the annual election of Directors. In order to hold any election there shall be a quorum present, and any officer receiving a majority vote shall be declared elected and shall hold office for one year and until his or her respective successor shall have been duly elected and qualified; provided, however, that all officers, agents and employees of the corporation shall be subject to removal from office pre-emptorily by vote of the Board of Directors at any meeting.

SECTION 2. Powers and Duties of President:

The President shall at all times be subject to the control of the Board of Directors. He shall have general charge of the affairs of the corporation. He shall supervise over and direct all officers and employees of the corporation and see that their duties are properly performed. The President, in conjunction with the Secretary, shall sign and execute all contracts, notes, mortgages, and all other obligations in the name of the corporation, and with the Secretary shall sign all certificates of the shares of the capital stock of the corporation.

The President shall preside at all meetings of the shareholders and of the Board of Directors and by virtue of his office be shall be a member and Chairman of the executive committee if one is appointed. The President shall each year present an annual report of the preceding year's business to the Board of Directors at a meeting to be held immediately preceding the annual meeting of the shareholders, which report shall be read at the

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annual meeting of the shareholders. The President shall do and perform such other duties as from time to time may be assigned by the Board of Directors to him.

SECTION 3. Powers and Duties of Vice-President:

The Vice-President shall have such powers and perform such duties as may be assigned to him by the Board of Directors of the corporation and in the absence or inability of the President, the Vice-President shall perform the duties of the President.

SECTION 4. Powers and Duties of the Secretary:

The Secretary of said corporation shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders, and also when requested by a committee, the minutes of such committee, in books provided for the purpose. He shall attend to the giving and serving of notice of the corporation. It shall be the duty of the Secretary to sign with the President, in the name of the corporation, all contracts, notes, mortgages, and other instruments and other obligations authorized by the Board of Directors, and when so ordered by the Board of Directors, he shall affix the Seal of Corporation thereto. The Secretary shall have charge of all books, documents, and papers properly belonging to his office, and of such other books and papers as the Board of Directors may direct.

SECTION 5. Powers and Duties of Treasurer:

The Treasurer shall have the care and custody of all funds and securities of the corporation, and deposit the same in the name of the corporation in such bank or banks or other depository as the Directors may select. He shall sign checks, drafts, notices, and orders for the payment of money, and he shall pay out and dispose of the same under the direction of the Board of Directors, but checks may be signed as directed by the Board by resolution. It shall be the duty of the Treasurer at all reasonable time to exhibit his books and accounts to any Director or stockholder of the corporation upon application at the office of the corporation during business hours, and generally perform the duties of and act as the financial agent for the corporation for the receipts and disbursements of its funds. He shall give such bond for the faithful performance of his duties as the Board of Directors may determine. The office of the Treasurer of said corporation, may be held by the same person holding the President, Vice-President or Secretary's office, provided the Board of Directors indicates the combination of these offices.

                                   ARTICLE VII

                      STOCK AND CERTIFICATES AND TRANSFERS

SECTION 1. Stock and Certificates and Transfers:

All certificates for the shares of the capital stock of the corporation shall be signed by the President or Vice-President, and Secretary. All certificates shall be consecutively numbered in progression beginning with number one. Each certificate shall show upon its face that the

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corporation is organized under the laws of Virginia, the number and par value, if any, of each share represented by it, the name of the person owning the shares represented thereby, with the number of each share and the date of issue, and the stock thereby represented is transferable only upon the books of the corporation and open the signer of such certificates. A stock transfer book, known as the stock register shall be kept, in which shall be entered the number of each certificate issued and the number of the person owning the shares thereby represented, with the number of such shares and the date of issue. The transfer of any share or shares of stock in the corporation nay be made by surrender of the certificate issued therefor, and the written assignment thereof by the owner or his duly authorized Attorney in Fact. Upon such surrender and assignment, a new certificate shall be issued to the assignee as he may be entitled, but without such surrender and assignment of transfer of stock shall be recognized by the corporation. The Board of Directors shall have the power concerning the issue, transfer and registration of certificate for agents and registrars of transfer, and may require all stock certificates to bear signatures of either or both. The stock transfer books shall be closed ten days before each meeting of the shareholders and during such period no stock shall be transferred.

SECTION 2. Pre-Emptive Rights:

Any issue or shares or securities of the corporation in addition to the shares subscribed to or issued at the date of these By-Laws shall be first offered prorate to the shareholders of record in relation to their then existing percentage of ownership of the outstanding stock of this corporation. Such pre-emptive rights shall apply to any original authorized but unissued stock of this corporation.

                                  ARTICLE VIII

                                   FISCAL YEAR

SECTION 1. Fiscal Year:

The fiscal year of the corporation shall commence with the opening of business on the first day of January of each calendar year and shall close on the 31st day of December of the year.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

SECTION 1. Amendment of By-Laws:

The By-Laws may be amended by a majority vote of all shareholders of this corporation entitled to vote at a regular annual meeting. Also, said By-Laws may be altered or amended by a majority vote of the shareholders of said corporation at any special meeting called for that object and purpose, and provided all the shareholders are given legal notice of the object and purpose of said meeting.

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The foregoing By-Laws of U-HAUL CO. OF TIDEWATER VIRGINIA, are hereby accepted and adopted as the By-Laws of said corporation, and we, the undersigned, do hereby certify that the above foregoing By-Laws are duly adopted by the Board of Directors and that the same do now constitute the By-Laws of this corporation.

                                              ______________________________
                                              President - Robert D. Beavers, Jr.

ATTEST:

___________________________
Secretary - Joan E. Beavers

        (CORPORATE SEAL)

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                             U-HAUL CO. OF VIRGINIA,
                             A VIRGINIA CORPORATION

                             SHAREHOLDER RESOLUTIONS

WHEREAS, the undersigned is the sole shareholder of U-Haul Co. of Virginia, a Virginia corporation ("Company") (the "Shareholder");

WHEREAS, pursuant to Article IX, Section 1 of the Company's bylaws ("Bylaws"), the Shareholder has the authority to amend the Bylaws from time to time, as the Shareholder may deem necessary, appropriate or otherwise in the best interest of the Company;

WHEREAS, the board of directors of the Company has recommended an amendment to the Bylaws;

WHEREAS, the Shareholder has determined it is in the best interest of the Company to amend the Bylaws to facilitate the execution of certain documents by one signatory;

NOW THEREFORE, BE IT RESOLVED, that the Bylaws be amended to add Article IX,
Section 2 to read as follows:

"Signatories. Notwithstanding anything in the Bylaws to the contrary, the Board of Directors may from time to time direct the manner in which any officer or officers or by whom any particular deed, transfer, assignment, contract, obligation, certificate, promissory note, guarantee and other instrument or instruments may be signed on behalf of the corporation and any acts of the Board of Directors subsequent to the date hereof in accordance with the provision of this bylaw are hereby adopted, ratified and confirmed as actions binding upon and enforceable against the corporation."

FURTHER RESOLVED, that all actions taken by any officer or director of Company prior to the date of this written consent or Board resolution with respect to any of the foregoing resolutions is hereby ratified and approved as actions of Company; and

FURTHER RESOLVED, that the that the President, Secretary, Treasurer, Assistant Secretary and/or Assistant Treasurer of Company (collectively, the "Authorized Officers") be, and each of them hereby is, authorized and empowered to certify to the passage of the foregoing resolutions under the seal of Company or otherwise.

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Dated: August 15, 2003

                                         SHAREHOLDER:

                                         U-Haul International, Inc., a Nevada
                                         Corporation

                                         By: /s/ Gary V. Klinefelter
                                             -----------------------------------
                                         Name: Gary V. Klinefelter
                                         Its: Secretary